Eos Energy Enterprises Reports Second Quarter 2024 Financial Results Successful commissioning of state-of-the-art (SotA) manufacturing line and up to $315.5 million strategic investment from Cerberus provide capacity and capital to significantly scale production EDISON, N.J. – August 6, 2024 — Eos Energy Enterprises, Inc. (NASDAQ: EOSE) ("Eos" or the “Company”), a leading provider of safe, scalable, efficient, and sustainable zinc-based long duration energy storage systems, today announced financial results for the second quarter ended June 30, 2024. Second Quarter Highlights + Revenue totaled $0.9 million, 261% higher than prior year period driven by higher component and commissioning revenues. In Q2, the Company focused on transitioning and commissioning its first SotA manufacturing line and deferred production to conserve capital while finalizing the strategic investment by Cerberus. + Cost of Goods Sold totaled $14.1 million, a 26% increase compared to prior year period primarily driven by commissioning costs related to prior period shipments, a Z3 micro-grid demonstration project, and lower labor utilization and overhead absorption resulting from SotA line transition. + Other operating expenses totaled $15.8 million, a 33% decrease compared to prior year period. + Cash balance of $52.5 million (excluding $5.1 million restricted cash) as of June 30, 2024. + Terminated its existing $100 million Senior Secured Term loan for $27 million, resulting in a gain on debt extinguishment of $68.5 million. + Commercial opportunity pipeline of $13.8 billion, up nearly $0.5 billion from the first quarter, with an orders backlog of $586.8 million as of June 30, 2024. + Announced an expansion of the existing agreement with Indian Energy – the Company’s largest order funded by the California Energy Commission – adding 25 MWh of storage to the existing 35 MWh order for a project size of 60 MWh to enhance grid resiliency for the Viejas Band of Kumeyaay Indians. + Subsequent to quarter end, signed a 960 MWh Letter of Intent with a solar plus storage integrator and developer which is expected to convert to backlog upon customer financial closing. Eos Chief Executive Officer Joe Mastrangelo said, “The operational momentum behind Project AMAZE continues to build with the strategic investment and partnership with Cerberus and the recent commissioning of our SotA manufacturing line. Having Cerberus as a strategic partner allows us to leverage their extensive expertise and resources, enabling Eos to drive innovation and growth and enhance our market position. We continue to work toward converting our pipeline to firm orders and delivering on our backlog and I’m incredibly proud of the entire Eos team for their dedication and commitment to our mission.” Mastrangelo concluded, “We are now in the process of scaling our manufacturing capacity at Turtle Creek, which is expected to significantly improve the unit economics for the Z3TM Cube and serves as a critical step toward meeting the cost-out targets outlined in our path to profitability. The implementation of the SotA manufacturing line allows us the ability to supply the growing demand for a safe, domestic and commercialized alternative to incumbent battery technologies to promote grid stability.” 2024 Outlook The Company reaffirmed the following outlook for 2024:

2 + The Company expects to recognize $60 million to $90 million in revenue as it increases manufacturing volume in the second half of 2024 on the SotA manufacturing line. The current production plan is aligned with customer requirements and the Company’s cost-out roadmap. + The Company expects to achieve positive contribution margin before year end as multiple cost reduction actions are realized throughout the year. Contribution margin is defined as sales price less direct labor and direct materials and includes the benefit of the production tax credits. Recent Business Highlights Cerberus Strategic Investment In June, the Company announced a strategic investment of up to $315.5 million from an affiliate of Cerberus Capital Management LP (“Cerberus”), to support its growth plans during a secular shift in global energy markets. In the case of non-lithium technologies, Cerberus performed extensive due diligence on several different chemistries and identified Eos’s Z3 technology as a viable non-lithium technology that is ready to scale in the short term. The demand for safe alternatives to incumbent battery technologies is increasing with a greater focus on higher energy independence and security. Cerberus’ capital investment should enable Eos to deliver to the market a differentiated product which is a simple and safe energy storage solution with proprietary software capabilities. The investment by Cerberus is structured as a $210.5 million delayed draw term loan that is partially based upon achieving operational milestones, and a $105 million revolver that the Company may draw upon, if required, at Cerberus’ discretion. In addition, the Company utilized a portion of the proceeds to retire its existing $100 million senior secured term loan on favorable terms, strengthening the Company’s balance sheet. The Company reached an agreement to extinguish this debt for $27 million, of which $20 million has been paid and the remaining $7 million will be payable over the next twelve months. This partnership leverages both companies’ commitments to advancing domestic manufacturing and innovation and strengthens Eos’ position as a leading provider of American-made energy storage solutions. As the United States continues to transition towards a more sustainable and energy independent future, demand is growing for long duration battery storage that ensures grid stability, resilience, and efficiency. Eos, together with Cerberus, continues to work with the United States Department of Energy’s Loan Programs Office on its Title XVII conditional commitment for a loan guarantee. Project AMAZE In late June, the Company successfully launched commercial production from its first SotA manufacturing line. The line was designed, developed and successfully installed and commissioned in the Company’s Turtle Creek, Pennsylvania facility, and thereby, propelling the Company’s production of Eos Z3TM batteries at scale. With the newly installed SotA manufacturing line, Eos expects to ramp up manufacturing capacity over the next six months to 1.25 GWh of annualized manufacturing capacity, with expansion plans for the line to reach 2 GWh with further capital investment. The Company’s successful implementation of SotA manufacturing line 1 is a critical cost-out component for the Company’s path to profitability. When producing

3 at scale, Eos forecasts Z3 production costs to drop by nearly half with improved overhead costs and variable labor utilization. Monetization of Production Tax Credits During the second quarter, Eos entered into tax credit purchase agreements to sell its 2023 and first quarter 2024 production tax credits. Eos received $3.4 million in cash, representing a 10% discount on the value of its credits. Eos has completed two transactions, and the Company anticipates additional future transactions to accelerate the cash benefits of production tax credits under the Inflation Reduction Act (IRA) of 2022 to fund operations and strengthen its balance sheet. Earnings Conference Call and Audio Webcast Eos will host a conference call to discuss its second quarter 2024 financial results on August 7, 2024, at 8:30 a.m. ET. A live webcast of the earnings call will be available on the “Investor Relations” page of the Company’s website at https://investors.eose.com or may be accessed using this link (registration link). To avoid delays, we encourage participants to join the conference call fifteen minutes ahead of the scheduled start time. The conference call replay will be available via webcast through Eos’ investor relations website for twelve months following the live presentation. The webcast replay will be available from 11:30 a.m. ET on August 7, 2024, and can be accessed by visiting https://investors.eose.com/events-and-presentations. About Eos Energy Enterprises Eos Energy Enterprises, Inc. is accelerating the shift to clean energy with positively ingenious solutions that transform how the world stores power. Our breakthrough Znyth™ aqueous zinc battery was designed to overcome the limitations of conventional lithium-ion technology. It is safe, scalable, efficient, sustainable, manufactured in the U.S., and the core of our innovative systems that today provides utility, industrial, and commercial customers with a proven, reliable energy storage alternative for 3 to 12-hour applications. Eos was founded in 2008 and is headquartered in Edison, New Jersey. For more information about Eos (NASDAQ: EOSE), visit eose.com. Contacts Investors: ir@eose.com Media: media@eose.com Important Information and Where You Can Find It Certain information in this press release may be deemed to be solicitation material in respect of a vote of stockholders to approve the issuance of more than 19.99% of the outstanding common stock under the warrants and the convertibility of preferred stock issued or issuable as part of the financing transaction entered into on June 21, 2024 (the “Financing”). In connection with the requisite stockholder approval, Eos filed on July 29, 2024 a preliminary proxy statement which is available at the SEC’s website (http://www.sec.gov) and will file a definitive proxy statement, which will be sent to the stockholders of Eos, seeking certain approvals related to the exercisability of the warrants and the convertibility of the preferred stock issued or issuable pursuant to the Financing.

4 INVESTORS AND SECURITY HOLDERS OF EOS AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, THE PRELIMINARY PROXY STATEMENT AND WHEN AVAILABLE, THE DEFINATIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE FINANCING, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EOS AND THE FINANCING. Investors and security holders will be able to obtain a free copy of the proxy statement, as well as other relevant documents filed with the SEC containing information about Eos, without charge, at the SEC’s website (http://www.sec.gov). Copies of documents filed with the SEC can also be obtained, without charge, by directing a request to Investor Relations, Eos Energy Enterprises, Inc. at 862- 207-7955 or email ir@eose.com. Participants in the Solicitation of Proxies in Connection with Financing Eos and Cerberus and certain of their respective directors, executive officers and employees may be deemed under the rules of the SEC to be participants in the solicitation of proxies with respect to the requisite stockholder approval related to the Financing. Information regarding Eos directors and officers is available in (i) its definitive proxy statement for the 2024 annual stockholders meeting, which was filed with the SEC on April 2, 2024, and (ii) its current reports on Form 8-K filed by Eos on June 24, 2024 and July 29, 2024. Other information regarding the participants in the solicitation of proxies in respect to the Financing and the description of their direct and indirect interests, as security holders or otherwise, is contained in the preliminary proxy statement filed by Eos on July 29, 2024 and will be contained in the definitive proxy statement and other relevant materials to be filed by Eos with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph. Not an Offer of Securities The information in this communication is for informational purposes only and shall not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities. The securities that are the subject of the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Forward Looking Statements Except for the historical information contained herein, the matters set forth in this press release are forward- looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our expected revenue, contribution margins, orders backlog and opportunity pipeline for the fiscal year ended December 31, 2024, our path to profitability and strategic outlook, the tax credits available to our customers or to Eos pursuant to the Inflation Reduction Act of 2022, the delayed draw term loan, milestones thereunder and the anticipated use of proceeds therefrom, statements regarding our ability to secure final approval of a loan from the Department of Energy LPO, or our anticipated use of proceeds from any loan facility provided by the US Department of Energy, statements that refer to outlook, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking

5 statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: changes adversely affecting the business in which we are engaged; our ability to forecast trends accurately; our ability to generate cash, service indebtedness and incur additional indebtedness; our ability to achieve the operational milestones on the delayed draw term loan; our ability to raise financing in the future, including the discretionary revolving facility from Cerberus; risks associated with the credit agreement with Cerberus, including risks of default, dilution of outstanding Common Stock, consequences for failure to meet milestones and contractual lockup of shares; our customers’ ability to secure project financing; the amount of final tax credits available to our customers or to Eos pursuant to the Inflation Reduction Act, uncertainties around our ability to meet the applicable conditions precedent and secure final approval of a loan, in a timely manner or at all from the Department of Energy, Loan Programs Office, or the timing of funding and the final size of any loan that is approved; the possibility of a government shutdown while we work to meet the applicable conditions precedent and finalize loan documents with the U.S. Department of Energy Loan Programs Office or while we await notice of a decision regarding the issuance of a loan from the Department Energy Loan Programs Office; our ability to continue to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately; fluctuations in our revenue and operating results; competition from existing or new competitors; our ability to convert firm order backlog and pipeline to revenue; risks associated with security breaches in our information technology systems; risks related to legal proceedings or claims; risks associated with evolving energy policies in the United States and other countries and the potential costs of regulatory compliance; risks associated with changes to the U.S. trade environment; risks resulting from the impact of global pandemics, including the novel coronavirus, Covid-19; our ability to maintain the listing of our shares of common stock on NASDAQ; our ability to grow our business and manage growth profitably, maintain relationships with customers and suppliers and retain our management and key employees; risks related to the adverse changes in general economic conditions, including inflationary pressures and increased interest rates; risk from supply chain disruptions and other impacts of geopolitical conflict; changes in applicable laws or regulations; the possibility that Eos may be adversely affected by other economic, business, and/or competitive factors; other factors beyond our control; risks related to adverse changes in general economic conditions; and other risks and uncertainties. The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in the Company’s most recent filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no

6 obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Key Metrics Backlog. Our backlog represents the amount of revenue that we expect to realize from existing agreements with our customers for the sale of our battery energy storage systems and performance of services. The backlog is calculated by adding new orders in the current fiscal period to the backlog as of the end of the prior fiscal period and then subtracting the shipments in the current fiscal period. If the amount of an order is modified or cancelled, we adjust orders in the current period and our backlog accordingly, but do not retroactively adjust previously published backlogs. There is no comparable US-GAAP financial measure for backlog. We believe that the backlog is a useful indicator regarding the future revenue of our Company. Pipeline. Our pipeline represents projects for which we have submitted technical proposals or non-binding quotes plus letters of intent (“LOI”) or firm commitments from customers. Pipeline does not include lead generation projects. Booked Orders. Booked orders are orders where we have legally binding agreements with a Purchase Order (“PO”) or Master Supply Agreement (“MSA”) executed by both parties.

EOS ENERGY ENTERPRISES, INC.
EARNINGS RELEASE TABLES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)

	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Revenue				
Total revenue	$ 898	$ 249	$ 7,499	$ 9,084
Costs and expenses				
Cost of goods sold	14,121	11,246	42,350	38,186
Research and development expenses	4,250	5,026	9,450	10,471
Selling, general and administrative expenses	11,293	13,138	25,535	27,093
Loss from write-down of property, plant and equipment	271	5,436	336	6,196
Total costs and expenses	29,935	34,846	77,671	81,946
Operating loss	(29,037)	(34,597)	(70,172)	(72,862)
Other (expense) income				
Interest expense, net	(3,515)	(4,886)	(7,782)	(9,715)
Interest expense - related party	(4,912)	(14,758)	(9,763)	(28,513)
Change in fair value of debt - related party	(240)	—	(240)	—
Change in fair value of warrants	(7,941)	(59,207)	(5,041)	(59,363)
Change in fair value of derivatives - related parties	(47,727)	(15,426)	(47,193)	(28,360)
Gain (loss) on debt extinguishment	68,478	(1,876)	68,478	(3,510)
Other expense	(3,270)	(878)	(3,134)	(895)
Loss before income taxes	$ (28,164)	$ (131,628)	$ (74,847)	$ (203,218)
Income tax expense	8	2	33	12
Net loss attributable to shareholders	$ (28,172)	$ (131,630)	$ (74,880)	$ (203,230)
Accretion of Series A-1 Preferred Stock	(23,671)	$ —	$ (23,671)	$ —
Net loss attributable to common shareholders	$ (51,843)	$ (131,630)	$ (98,551)	$ (203,230)
Other comprehensive income (loss)				
Foreign currency translation adjustment, net of tax	1	2	(4)	3
Comprehensive loss attributable to common shareholders	$ (51,842)	$ (131,628)	$ (98,555)	$ (203,227)
Basic and diluted loss per share attributable to common shareholders				
Basic	$ (0.25)	$ (1.12)	$ (0.48)	$ (1.99)
Diluted	$ (0.25)	$ (1.12)	$ (0.48)	$ (1.99)
Weighted average shares of common stock				
Basic	211,137,189	117,320,802	206,225,126	102,106,041
Diluted	211,137,189	117,320,802	206,225,126	102,106,041

7

8 EOS ENERGY ENTERPRISES, INC. EARNINGS RELEASE TABLES UNAUDITED CONSOLIDATED BALANCE SHEETS DATA (In thousands) June 30, 2024 December 31, 2023 Balance sheet data Cash and cash equivalents $ 52,454 $ 69,473 Other current assets 131,092 52,858 Property and equipment, net 50,595 37,855 Other assets 14,635 26,306 Total assets 248,776 186,492 Total liabilities 399,478 297,292 Total deficit (190,819) (110,800) UNAUDITED STATEMENTS OF CASH FLOW DATA (In thousands) (1) Includes current and long-term restricted cash, as reflected on the balance sheet June 30, 2024 June 30, 2023 Cash used in operating activities $ (66,807) $ (75,582) Cash used in investing activities (10,299) (10,100) Cash provided by financing activities 50,024 92,612 Effect of foreign exchange on cash, cash equivalents and restricted cash (6) 3 Net decrease in cash, cash equivalents and restricted cash (27,088) 6,933 Cash, cash equivalents and restricted cash, beginning of period1 84,667 31,223 Cash, cash equivalents and restricted cash, end of period1 $ 57,579 $ 38,156